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CUSIP No.      928559 10 3            13D               PAGE  10  of  10  PAGES
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                                                                      Exhibit 2




                            STOCK PURCHASE AGREEMENT







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                               -----------------



                            STOCK PURCHASE AGREEMENT

                                  by and among

                            JACKAL INDUSTRIES, INC.
                                  as Acquiror

                                      and

                                 FACT SOUTH LLC
                                  as Acquiree



                               -----------------




                                 April 1, 1999

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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 1st day of April, 1999 by and among JACKAL INDUSTRIES, INC., a Nevada corporation ("JII") and FACT SOUTH LLC, a Florida Limited Liability Company ("FLLC").


                                   RECITALS:


         A. FLLC owns all of the issued and outstanding shares of the capital stock of AFFORDABLE DEALER SERVICES, INC., a Florida corporation ("ADSI"), SOUTHEAST DEALER ACCEPTANCE, INC., a Florida corporation ("SEDAI") and CARNET, INC., a Florida corporation ("CNI").

         B. JII is willing to acquire all of the issued and outstanding capital stock of ADSI, SEDAI and CNI, making ADSI, SEDAI and CNI wholly-owned subsidiaries of JII, and FLLC desires to exchange all of its shares of ADSI, SEDAI and CNI capital stock for authorized but unissued shares of Class A Common Stock $.001 par value (the "Common Stock") of JII as hereinafter provided.

         C. It is the intention of the parties hereto that: (i) JII shall acquire all of the issued and outstanding capital stock of ADSI, SEDAI and CNI in exchange solely for the consideration set forth below (the "Exchange"); and
(ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of the jurisdiction where FLLC is located.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. PURCHASE OF SHARES

         1.1 Acquisition of Shares. JII and FLLC hereby agree that FLLC shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of capital stock of ADSI, SEDAI and CNI (the "FLLC Shares") and JII shall issue to FLLC an aggregate of Ten Million (10,000,000) Shares of JII's Class A Common Stock (the "JII Shares").

         1.2 Delivery of FLLC Shares. On the Closing Date, FLLC will deliver to JII the certificates representing the FLLC Shares, duly endorsed (or with executed stock powers) so as to make JII the sole owner thereof. Simultaneously, JII will deliver certificates representing the JII Shares to FLLC.
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         1.3  Investment Intent. The JII Shares have not been registered under the Securities Act of 1933, as Amended (the "Act"), and may not be resold unless the JII Shares are registered under the Act or an exemption from such registration is available. FLLC represents and warrants that it is acquiring the JII Shares for its own account, for investment, and not with a view to the sale or distribution of the JII Shares. Each certificate representing the JII Shares will have a legend thereon incorporating language as follows:


         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."


SECTION 2. REPRESENTATIONS AND WARRANTIES OF FLLC


         FLLC hereby represents and warrants as follows:


         2.1 Organization and Good Standing. ADSI, SEDAI and CNI (the "Acquisitions") are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, and are entitled to own or lease the properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.


         2.2 Ownership of FLLC Shares. FLLC represents as to their respective ownership of FLLC Shares, that they are the owner of record and beneficially of all of the shares of capital stock of the Acquisitions all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either FLLC to issue, sell or transfer any stock or other securities of the Acquisitions.


         2.3 Financial Statements, Books and Records. There has been previously delivered to JII the balance sheet of the Acquisitions as at February 28, 1999 (the "Balance Sheets"). The Balance Sheets fairly represent the financial position of the Acquisitions as at such date and the results of its operations for the period then ended.


         2.4 No Material Adverse Changes. Since the date of the Balance Sheets there has not been:

                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Acquisitions;


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                  (ii)      any damage, destruction or loss materially affecting
the assets, prospective business, operations or condition (financial or otherwise) of the Acquisitions, whether or not covered by insurance;


                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Acquisitions' capital stock;


                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Acquisitions of any properties or assets; or


                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.


         2.5 Compliance with Laws. To the best of Acquisitions' knowledge and belief, the Acquisitions have complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of the Acquisitions.


         2.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:


                  (i) violate any provision of the Charter or By-Laws of the Acquisitions;


                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Acquisitions are a party or by or to which it or any of its assets or properties may be bound or subject;


                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Acquisitions, or upon the properties or business of the Acquisitions; or


                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Acquisitions.


         2.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Acquisitions. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving ADSI, SEDAI or CNI or any of its properties or assets.


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         2.8      Tangible Assets. The Acquisitions have full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by the Acquisitions, any related capitalized items or other tangible property material to the business of the Acquisitions (the "Tangible Assets"). The Acquisitions hold all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheets or acquired by it after the date of the Balance Sheets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.8.

         2.9 Liabilities. The Acquisitions do not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheets. As of the Closing Date, the Acquisitions will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheets, except for Liabilities incurred in the ordinary course of business.

         2.10     Operations of the Acquisitions. Except as set forth on
Schedule 2.12 and in the ordinary course of business, from the date of the Balance Sheet and through the Closing Date hereof the Acquisitions have not and will not have:

                  (i)     incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in their capital stock;

                  (iii) made any material loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other material loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any material indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of the Acquisitions except in the ordinary course of business; or

                  (vi) issued any equity securities or rights to acquire such equity securities.

         2.11 Full Disclosure. No representation or warranty by FLLC or the FLLC members in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to JII pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material


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fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of FLLC.

         2.12 Receipt of Relevant Information. FLLC has received from JII financial and other information concerning JII and its promoters, officers and directors, including, but not limited to Prospectus dated June 30, 1993, and Annual Report on Form 10K for the year ended December 31, 1997 and 1998, as filed with the Securities and Exchange Commission, and all other documents and information they have requested.

         2.13 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, FLLC shall have the opportunity to meet with JII's accountants and attorneys to discuss the financial condition of JII. JII shall make available to FLLC all books and records of JII.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF JII

         JII hereby represents and warrants to FLLC:

         3.1 Organization and Good Standing. JII is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of JII consists of 100,000,000 shares of Class A Common Stock, of which 1,000,000 shares are presently issued and outstanding. JII is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by JII or the nature of the business transacted by it make such license or qualification necessary.

         3.2 The JII Shares. The JII Shares to be issued to FLLC have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

         3.3 Financial Statements, Books and Records. The audited balance sheet of JII as at December 31, 1998, and statements of operations for the period then ended previously delivered were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of JII as at such dates and the results of its operations for the periods then ended.

         3.4 No Material Adverse Changes. Since December 31, 1998, there has not been:


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                  (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of JII;


                  (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of JII, whether or not covered by insurance;


                  (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of JII's capital stock;


                  (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by JII of any properties or assets; or

                  (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

         3.5 Compliance with Laws. To the best of JII's knowledge and belief, JII has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of JII or the trading market for the shares of JII's Class A Common Stock.


         3.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:


                  (i) violate any provision of the Articles of Incorporation or By-Laws of JII;


                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which JII is a party or by or to which it or any of its assets or properties may be bound or subject;


                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, JII or upon the securities properties or business of JII; or


                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Acquisitions.


         3.7 Actions and Proceedings. Except as disclosed in JII's SEC filings, there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving JII. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof


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or liabilities in respect thereof are covered by insurance) pending or threatened against or involving JII or any of its properties or assets. Except as set forth on Schedule 3.7, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.


         3.8 Brokers or Finders. No broker's or finder's fee will be payable by JII in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by JII.


         3.9 Liabilities. JII does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the December 31, 1998 Balance Sheet. As of the Closing Date, JII will not have any Liabilities, other than Liabilities fully and adequately reflected on the December 31, 1998 Sheet, except for Liabilities incurred in the ordinary course of business.


         3.10 OTC Bulletin Board Reporting Obligations. JII's shares of Common Stock are listed on the OTC Bulletin Board under the symbol "JCKL." JII is subject to the reporting obligations under Section 15(d) of the Act and has filed all reports required to be filed by Section 15(d) of the Act.


         3.11 Operations of JII. Except as set forth on Schedule 3.11, since December 31, 1998 and through the Closing Date hereof, JII has not and will not have:


                  (i)    incurred any indebtedness for borrowed money;

                  (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

                  (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

                  (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

                  (v) disposed of any assets of JII except in the ordinary course of business; or

                  (vi) issued any equity securities or rights to acquire such equity securities except as contemplated by the Stock Purchase Agreement.


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         3.12     Authority to Execute and Perform Agreements. JII has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of JII enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by JII of this Agreement, in accordance with its respective terms and conditions will not:

                  (i) require the approval or consent of any governmental or regulatory body, the shareholders of JII, or the approval or consent of any other person;

                  (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to JII, or any instrument, contract or other agreement to which JII is a party or by or to which JII is bound or subject; or

                  (iii) result in the creation of any lien or other encumbrance on the assets or properties of JII.

         3.13 Full Disclosure. No representation or warranty by JII in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to FLLC or the FLLC members pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of JII.

SECTION 4.        COVENANTS

         4.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.


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         4.2  Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.


         4.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.


         4.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:


                  (i) at the time of disclosure was public knowledge;


                  (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or


                  (iii) the receiving party had within its possession at the time of disclosure.


         4.5 Stock Certificates and Consideration. At the Closing, FLLC shall have delivered the certificates representing the FLLC Shares duly endorsed (or with executed stock powers) so as to make JII the sole owner thereof. At such Closing, JII shall issue to FLLC the JII Shares as provided herein.


         4.6 Management of JII. On the Closing Date, the present officers and directors of JII (and any other persons) shall resign as officers and directors of JII and the directors and officers designated by FLLC shall be elected by JII.


SECTION 5.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF JII


         Notwithstanding any right of FLLC fully to investigate the affairs of JII, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of JII contained in this Agreement or in any document delivered by JII or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.


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SECTION 6.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE FLLC MEMBERS

         Notwithstanding any right of JII fully to investigate the affairs of FLLC, JII has the right to rely fully upon the representations, warranties, covenants and agreements of FLLC contained in this Agreement or in any document delivered to JII by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7.        INDEMNIFICATION

         7.1 Obligation of JII to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 5, JII hereby agrees to indemnify, defend and hold harmless FLLC from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of JII contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         7.2 Obligation of FLLC to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, FLLC agrees to indemnify, defend and hold harmless JII to the extent provided for herein, from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 8.        THE CLOSING

         The Closing shall take place simultaneously with the execution hereof. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 9.        MISCELLANEOUS

         9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.


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         9.2  Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

         9.3 Assignment. This Agreement is not assignable except by operation of law.

         9.4 Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

                  FLLC:    FACT SOUTH LLC
                           1400 East Oakland Park Boulevard, Suite 100
                           Fort Lauderdale, FL 33334

                  JII:     JACKAL INDUSTRIES, INC.

                           -------------------
                           -------------------

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

         9.5 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

         9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

         9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of



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the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the FLLC Shares and the JII Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.


         9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                               JACKAL INDUSTRIES, INC.




                                               By: /s/ Krista Nielson
                                                  ----------------------------
                                               Name: Krista Nielson
                                                    --------------------------
                                               Its: President
                                                   ---------------------------




                                               FACT SOUTH LLC




                                               By: /s/ SPIRO LAZARO
                                                  ----------------------------
                                               Name: Spiro Lazaro
                                                    --------------------------
                                               Its: President
                                                   ---------------------------



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